Boyer

PAYMENT AGREEMENT and PROMISSORY NOTE

This Payment Agreement ("Agreement") and Promissory Note is entered into this 18th day of June 2008 by and between Planet Beach Franchising Corporation ("PBFC"), a Nevada Corporation, located at 5145 Taravella Road, Marrero, LA 70072 and Michael Boyer ("Franchisee/Borrower"), an individual who resides at 1250 S. Miami Ave Apt 2404, Miami FL 33130 for the principal sum of **Two Hundred and Seven Thousand and Five Hundred Dollars and No Cents ($207,500.00)** exclusive of interest for an Area Representative Territory.

A. On _____6/22/05_________, Michael Boyer and PBFC entered into a Franchise Agreement in which Michael Boyer received the right to operate a Planet Beach Contempo Spa located at 9517 S. Dixie Hwy Miami FL 33156.

B. On _______6/22/05__________, Michael Boyer executed a Multi-Unit Option Agreement with the right to develop four (4) additional licenses for an additional sum of Sixty Five Thousand Dollars ($65,000).

C. On _______________________, Michael Boyer executed an Area Field Consultant Agreement as an independent contractor. On or before December 31, 2008 the Area Field Consultant Contract will terminate upon the execution of the Area Representative agreement.

D. The principal sum of Two Hundred and Seven Thousand and Five Hundred Dollars and No Cents ($207,500.00), the balance remaining after the application of a Thirty-two Thousand and Five Hundred Dollars ($32,500) credit, which originates from the initial franchisee fee and multi-unit option fees previously paid in the amount of Sixty Five Thousand Dollars ($65,000).

E. **PAYMENT OF THE TOTAL SUM OF TWO HUNDRED AND SEVEN THOUSAND AND FIVE HUNDRED DOLLARS AND NO CENTS ($207,500.00) FOR AN AREA REPRESENTATIVE OPPORTUNITY SHALL BE MADE UPON THE FOLLOWING TERMS AND CONDITIONS:**

- Commencing on ______6/18/08_______, the undersigned shall pay the sum of **Twenty-four Thousand dollars ($24,000) as a deposit for an Area Representative Opportunity.** Should PBFC decide not to move forward with the undersigned as an Area Representative PBFC would refund the Twenty-four Thousand Dollar Deposit.

- The undersigned shall pay the sum of Ninety-six Thousand dollars ($96,000)

on or before December 30, 2008.

- The remaining balance owed of Eighty-Seven Thousand and Five Hundred Dollars ($87,500) will be paid in monthly installments in the amount of One Thousand and Seven Hundred and Five Dollars and Eighty-One cents ($1,705.81) beginning January 1, 2009 at an interest rate of 7% for 36 months. On January 1, 2012 the undersigned shall pay the remaining sum of Forty Thousand Dollars ($40,000.00). Undersigned has 15 days to render all amounts due regarding any outstanding amounts owed to PBFC for the Territory after January 1, 2012. If payment is not made within 15 days of January 1, 2012 the Territory reverts back to PBFC on the 16th day.

- The monthly payment shall be due and payable on the **first of each month and set up on ACH.** There shall be a **ten (10) day grace period** each month and any payment due after such period expires shall be considered late. Late fees shall accumulate at a rate of 18% annually (or 1.5% per month) on overdue balances.

- There is no penalty for early partial payment or for payment in full prior to the due date under the terms of this promissory note.

- Each of the following shall constitute a Default hereunder:
  1. Failure to pay when due any sums payable hereunder;
  2. The occurrence of: (i) the undersigned filing of a petition for relief under the Bankruptcy Reform Act of 1978, as amended or modified ("Bankruptcy Act"), or under any other present or future state of federal law regarding bankruptcy, reorganization or other relief to debtors ("Debtor Relief Law"); or (ii) the entry or issuance of an Order for Relief in a case brought against the undersigned under the Bankruptcy Act or other Debtor Relief Law, which admits the jurisdiction of the court or the petitions material allegations regarding the undersigned's insolvency, or (iii) the undersigned making a general assignment for the benefit of creditors; or (iv) the undersigned applying for, or the appointment of a receiver, trustee, custodian or liquidator of Borrower or any of her property; or (v) the death of the undersigned; or
  3. The occurrence of a default under any security agreement or other security instrument securing this note; or
  4. The occurrence of any of the events specified in paragraphs

2 or 3 hereof with respect to any person or entity in any manner obligated to PBFC under this note, including, without limitation, any guarantor.

- If any Default occurs, PBFC may, at its sole option, declare all sums owing under this note immediately due and payable.

- If any attorney is engaged by PBFC to enforce, construe or defend any provision of this note or any security agreement or as a consequence of any Default, with or without the filing of any legal action or proceeding, the undersigned shall pay on demand all attorneys' fees and other costs incurred by PBFC, together with interest thereon from the date of such demand until paid at the rate applicable to the principal owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

- No previous waiver and no failure or delay by PBFC in acting with respect to the terms of this note or any security agreement of any other security instrument securing this note shall constitute waiver of any breach, default or failure of condition under this note, or any such security instrument.

- If this note is executed by more than one person or entity as borrower, the obligations of each such person or entity shall be joint and several.

- Confidentiality: PBFC and Michael Boyer agree that neither will disclose or discuss, or authorize its employees, partners, agents, accountants or attorneys to disclose or discuss, directly or indirectly, orally or in writing, to any person or entity, the terms of this Agreement thereof; provided, however, that disclosure may be made as ordered by any court, or as required by any regulatory agency, or as required by law.

- Governing Law: This note shall be construed and enforced in accordance with the laws of the State of Louisiana, except to the extent that Federal law preempts the laws of the State of Louisiana. All persons and entities in any manner obligated under this note hereby consent to the jurisdiction of any Federal or State Court within the State of Louisiana having proper venue. Service of process shall be by personal service.

BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ, UNDERSTAND AND AGREE TO THE TERMS OF THIS PAYMENT AGREEMENT AND PROMISSORY NOTE

FRANCHISEE:

Michael Boyer

Print

Date: 6/26/08

PBFC:

Planet Beach Franchising Corporation

By:

Stephen P. Smith
President and CEO and/or
Richard Juka
Senior-Vice President and COO

Date: 6-26-08

~~BC, Manitba, Saskatchewan~~ Boyer

Proposed Amortization Schedule

Loan	$ 87,500.00	Payment	$1,705.81
Interest Rate	7.00%	First Pmt	1/9/2009
Term (# Pmts)	48	Last Pmt	12/9/2011
Closing	8/12/2008	Total Pmt	$ 20,469.72

Pmt #	Due Date	Pmt Due	Interest Due	Principal Paid	Payoff Balance
1	1/9/2009	$ 1,705.81	$ 510.42	$ 1,195.39	$ 86,304.61
2	2/9/2009	$ 1,705.81	$ 503.44	$ 1,202.37	$ 85,102.24
3	3/9/2009	$ 1,705.81	$ 496.43	$ 1,209.38	$ 83,892.86
4	4/9/2009	$ 1,705.81	$ 489.38	$ 1,216.43	$ 82,676.42
5	5/9/2009	$ 1,705.81	$ 482.28	$ 1,223.53	$ 81,452.89
6	6/9/2009	$ 1,705.81	$ 475.14	$ 1,230.67	$ 80,222.23
7	7/9/2009	$ 1,705.81	$ 467.96	$ 1,237.85	$ 78,984.38
8	8/9/2009	$ 1,705.81	$ 460.74	$ 1,245.07	$ 77,739.31
9	9/9/2009	$ 1,705.81	$ 453.48	$ 1,252.33	$ 76,486.98
10	10/9/2009	$ 1,705.81	$ 446.17	$ 1,259.64	$ 75,227.34
11	11/9/2009	$ 1,705.81	$ 438.83	$ 1,266.98	$ 73,960.36
12	12/9/2009	$ 1,705.81	$ 431.44	$ 1,274.37	$ 72,685.99
13	1/9/2010	$ 1,705.81	$ 424.00	$ 1,281.81	$ 71,404.18
14	2/9/2010	$ 1,705.81	$ 416.52	$ 1,289.29	$ 70,114.89
15	3/9/2010	$ 1,705.81	$ 409.00	$ 1,296.81	$ 68,818.09
16	4/9/2010	$ 1,705.81	$ 401.44	$ 1,304.37	$ 67,513.71
17	5/9/2010	$ 1,705.81	$ 393.83	$ 1,311.98	$ 66,201.73
18	6/9/2010	$ 1,705.81	$ 386.18	$ 1,319.63	$ 64,882.10
19	7/9/2010	$ 1,705.81	$ 378.48	$ 1,327.33	$ 63,554.77
20	8/9/2010	$ 1,705.81	$ 370.74	$ 1,335.07	$ 62,219.70
21	9/9/2010	$ 1,705.81	$ 362.95	$ 1,342.86	$ 60,876.83
22	10/9/2010	$ 1,705.81	$ 355.11	$ 1,350.70	$ 59,526.14
23	11/9/2010	$ 1,705.81	$ 347.24	$ 1,358.57	$ 58,167.57
24	12/9/2010	$ 1,705.81	$ 339.31	$ 1,366.50	$ 56,801.07
25	1/9/2011	$ 1,705.81	$ 331.34	$ 1,374.47	$ 55,426.60
26	2/9/2011	$ 1,705.81	$ 323.32	$ 1,382.49	$ 54,044.11
27	3/9/2011	$ 1,705.81	$ 315.26	$ 1,390.55	$ 52,653.55
28	4/9/2011	$ 1,705.81	$ 307.15	$ 1,398.66	$ 51,254.89
29	5/9/2011	$ 1,705.81	$ 298.99	$ 1,406.82	$ 49,848.07
30	6/9/2011	$ 1,705.81	$ 290.78	$ 1,415.03	$ 48,433.04
31	7/9/2011	$ 1,705.81	$ 282.53	$ 1,423.28	$ 47,009.75
32	8/9/2011	$ 1,705.81	$ 274.22	$ 1,431.59	$ 45,578.17
33	9/9/2011	$ 1,705.81	$ 265.87	$ 1,439.94	$ 44,138.23
34	10/9/2011	$ 1,705.81	$ 257.47	$ 1,448.34	$ 42,689.89
35	11/9/2011	$ 1,705.81	$ 249.02	$ 1,456.79	$ 41,233.11
36	12/9/2011	$ 1,705.81	$ 240.53	$ 1,465.28	$ 39,767.82